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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 22, 1999 (relating to the consolidated financial statements of DaimlerChrysler Corporation not presented separately herein), included as Exhibit 99.1 of the Annual Report on Form 20-F of DaimlerChrysler AG for the year ended December 31, 1998, in the following Registration Statements:

         REGISTRATION
FORM     STATEMENT NO.              ISSUER

F-3      333-5550                   DaimlerChrysler North America
                                    Holding Corporation

F-3      333-9328                   DaimlerChrysler North America
                                    Holding Corporation

S-8      333-5074                   DaimlerChrysler AG

S-8      333-7082                   DaimlerChrysler AG

S-8      333-8998                   DaimlerChrysler AG

S-3      33-64179                   Chrysler Financial Company L.L.C.
         (Post-Effective
         Amendment No. 1)

S-3      333-49647                  Chrysler Financial Company L.L.C.
         (Post-Effective
         Amendment No. 1)


Deloitte & Touche LLP

Detroit, Michigan
March 30, 1999